NUMBER

0

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SHARES

FLORHAM CONSULTING CORP.

TOTAL AUTHORIZED ISSUE 12,000,000 SHARES

See Reverse for Certain Definitions

10,000,000 SHARES PAR VALUE $.0001 EACH
COMMON STOCK

2,000,000 SHARES PAR VALUE $.0001 EACH
PREFERRED STOCK

CUSIP 340437 102

SPECIMEN

This is to Certify that ______________________________ **is the owner of**

____

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
FLORHAM CONSULTING CORP.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, *the seal of the Corporation and the signatures of its duly authorized officers.*

Dated

______________________ SECRETARY

______________________ PRESIDENT